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                                  EXHIBIT 1.3


                             GLOBAL OUTDOORS, INC.

                    FORM OF SELECTED BROKER-DEALER AGREEMENT

                               ____________, 1997

Gentlemen:

     Global Outdoors, Inc. (the "Company"), incorporated under the laws of Alaska hereby confirms its agreement with you, as follows:

     1. Description of the Offering. The Company proposes to sell a maximum of 625,000 and a minimum of 25,000 of its authorized but unissued Units consisting of two common shares, par value $0.02 per share, and one Class F Warrant at $8.00 per Unit. If the minimum of 25,000 Units have not been sold within 120 days of the date of the Prospectus and any extension thereto, the offering will terminate and all funds received from purchasers of Units will be promptly returned to them without interest or deduction therefrom. The Company may terminate the Offering at any time after the 25,000 Units have been sold, and the Company reserves the right to reject any orders in whole or in part, for the purchase of any of the offered Units. Persons purchasing Units and becoming shareholders and Warrant holders of the Company are herein referred to as "Shareholders." The Company and the Offering are more fully described in the Prospectus described in Paragraph 2(a). All terms used herein, unless specifically defined herein, shall have the meanings as ascribed in the Prospectus. For the purposes of this Agreement an "affiliate" of any person shall have the meaning ascribed in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission").

     2. Representation and Warranties of the Company. The Company represents, covenants, warrants and agrees with you for your benefit that:

         (a) The Company has prepared or caused to be prepared a Prospectus (the "Prospectus"), which furnishes all information required to be furnished to offerees under the Securities Act of 1933, as amended (the "1933 Act"). The Prospectus does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

         (b) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound, or any order, rule or regulation directed to the Company, or its affiliates by any court or governmental agency or body having jurisdiction over it or its affiliates; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained;

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         (c)   The Units, consisting of Common Shares and Class F Warrants, to be issued will conform in all material respects to all statements concerning them contained in the Prospectus, and the Units, when issued, will be duly authorized, validly and legally issued, not subject to assessment or further payment to the Company except as to the Warrants;

         (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alaska with full power and authority to own its properties and conduct its business as described in the Prospectus;

         (e) The Company will become qualified to do business as a foreign corporation or similar entity in those jurisdictions where such qualification is necessary, and will take such other action as is necessary, and will take such other action as is necessary in any jurisdiction where the Company engages in business or owns property;

         (f) Since the respective dates as of which information is given in the Prospectus and other than as therein contemplated, the Company has not, nor during the period of the Offering will it have incurred any material liabilities or obligations contingent or otherwise, except in the ordinary course of business, and there has not been, and during the period of the Offering there will not have been, any material adverse change in the condition of the Company, financial or otherwise;

         (g) The Company will notify you immediately and confirm the notice in writing of the issuance by the Securities and Exchange Commission or by any state securities administration of any stop order suspending the effectiveness of any qualification of the Units for sale or enjoining the sale of the Units or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment; and

         (h) During the course of the Offering, and to the extent any representations other than those set forth in the Prospectus are made by the Company and its affiliates, they will not make any untrue statements of a material fact or omit to state a material fact required to be stated or necessary to make any statement made, in light of the circumstances in which they are made, not misleading concerning the Offering or any matters set forth in or contemplated by the Prospectus.

     3. Representations and warranties of Selected Broker-Dealer. You represent and warrant to the Company and to each other Broker-Dealer firm who has or may enter into a Selected Broker-Dealer Agreement with the Company that:

         (a) You are a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder;





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         (b)   This Agreement has been duly authorized, executed and delivered by you and is a valid and binding agreement on your part;

         (c) The consummation of the transactions contemplated herein and those contemplated by the Prospectus will not result in any breach of any of the terms or conditions of or constitute a default under any indenture, agreement or other instrument to which you are a party, to violate any law or any order, directed to you, of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your property;

         (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as a Broker-Dealer and you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and are duly registered as a Broker-Dealer in those states in which you are required to be so registered in order to carry out the Offering contemplated by the Prospectus;

         (e) Pursuant to your appointment made in Paragraph 6 below, insofar as is under your control, you will in good faith use your best efforts to conduct the Offering in a manner intended to be in compliance with the Prospectus. Furthermore, you agree to comply with all applicable federal laws including, but not limited to, the 1933 Act and 1934 Act and the Rules and Regulations of the Commission thereunder; the laws of the state or other jurisdictions in which Units may be offered or sold; and the Rules of Business Conduct of the NASD. Further, you agree that you will not offer or sell the Units in any state or jurisdiction except in those jurisdictions in which they may lawfully be sold. You also acknowledge you understand that you shall not be entitled to any compensation hereunder for any period during which you have been suspended or expelled from membership in NASD; and

         (f) By accepting this Agreement, you assume full responsibility for through and proper training of your employees and other agents and representatives concerning the selling methods to be used in connection with the Public Offering of the Units, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-Riding and Withholding" as set forth the Interpretation in the Rules of Business Conduct of the Association.

         (g) You undertake to comply with Rules of Business Conduct contained in Section 2000 of the NASD Manual.

     4. Covenants of the Company. The Company represents, covenants, warrants and agrees with you for your benefit that:

         (a) The Company has delivered or will deliver to you such number of Prospectuses as you may reasonably require from time to time during the course of the Offering;

         (b) Until the Closing Date, if any event affecting the Company or any of its affiliates shall occur which, in the Company's or your opinion should be set forth in a supplement or an amendment to the Prospectus, the Company will forthwith at its own expense prepare and





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furnish to you a reasonable number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

         (c) The Company will apply the net proceeds from the sale of the Units substantially in accordance with the terms and conditions of the Prospectus.

     5. State Securities Registration. The Company further covenants, warrants and agrees that:

         (a) It will use its best efforts to either take all necessary action and file all necessary forms and documents in order to qualify or register all 625,000 Units in the various states in which the Units are proposed to be offered and to register such number of Units for sale as you shall from time to time request during the course of the Offering or will take any necessary action and file any and all forms which are required to obtain an exemption from such qualification or registration in such states as you and the Company mutually agree upon;

         (b) In each jurisdiction where the Units have been registered or qualified or offered in an exempt transaction as provided above, the Company will make and file such statements, documents, materials and reports in each year and take all other actions as are or may be required to be made or filed by the Company by the laws of such jurisdictions, and you will similarly make and file such statements and reports as are required of you after receipt by you of written advice of such requirements by the Company; and

         (c) The Company will promptly provide to you for delivery to all offerees and purchasers and their representatives any additional information, documents and instruments which you or the Company deems necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registration requirements in those states where the Units are to be offered or sold.

     6. Selling Agreement. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:

         (a) The Company hereby engages you as its agent to sell the Units in accordance with the terms of the Prospectus and this Agreement, and you agree to use your best efforts to sell the Units. You may, however, discharge your responsibilities under this Agreement by forming a group of securities dealers to find purchasers for the Units. Any allocation of Units among you that the other Broker-Dealers selected by you shall be made by you;

         (b) As compensation for the Selected Broker-Dealer's services hereunder, the Company shall allow to the Selected Broker-Dealer a sales commission or discount of $0.16 per Unit and a $0.16 per Unit nonaccountable expense allowance on Offered Units sold from referrals by the Company hereunder and a sales commission or discount of $0.80 per Unit and a $0.16 per Unit nonaccountable expense allowance on all other Offered Units sold hereunder. The





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nonaccountable expense allowance is limited to a maximum of $20,000 on all
Offered Units sold. It shall be conclusively presumed that the following persons who purchase offered Units are from referrals by the Company: Any past or present shareholder of the Company; any member of Gold Prospectors Association of America, any subscriber to the Gold Prospector Magazine; any member of Lost Dutchmans Mining Association; any viewer of The Outdoor Channel; and any shareholder of the Company. At the Closing, the company will sell to the Selected Broker-Dealer for $0.001 per Warrant, Warrants (the "Selected Broker-Dealer's Warrants") entitling the Selected Broker-Dealer to purchase one Unit for each ten Units sold in the public offering for the first 125,000 Units sold. Thereafter, the Selected Broker-Dealer shall be entitled to purchase one Unit for each 20 Units sold. The Selected Broker-Dealer's Warrants will be exercisable ninety (90) days after the date of the definitive Prospectus and for two years thereafter. The exercise price of the Selected Broker-Dealer's Warrants shall be $4.80 per Unit. Such payment shall be made to you by the Company at the time of Closing. You may reallow any portion of you commission to other Broker-Dealers with whom you may have contracted for the sale of the Units, which payment shall be made as compensation for their services;

         (c) The above-described commission shall be considered compensation for your brokerage services rendered during the course of the Offering pursuant to this Agreement. You will not be considered to have any continuing or future duty or obligation of any kind to the Company or to any of the shareholders as a consequence of this right. You have not assumed, will not assume nor be permitted to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Company after the Closing Date. You shall be held harmless by the Company from and against any claim, suit, loss, damage, liability or action by or of the Company based upon or arising out of the assertion by it that you have any continuing duty or obligation after the Closing Date to the Company or any shareholder arising out of your right to receive or your receipt of the commission;

         (d) Unless a minimum of 25,000 Units are sold and paid for under the terms hereof within 120 days of the date of the Prospectus and any extension thereto, the Offering shall be terminated, in which event no fee shall be payable to you and all funds advanced by subscribers shall be returned to them without interest. Prior to the Closing Date, all proceeds received by you from the sale of shares will be held in an escrow account until Closing in accordance with Paragraph 8 hereof; and

         (e) Closing of the sale of Units shall be within five business days following the date of the termination of your offering efforts specified in subparagraph (d) hereof ("Closing Date").

     7. Delivery of Funds. YOU SHALL TRANSMIT PROMPTLY (BY NOON OF THE FIRST BUSINESS DAY FOLLOWING RECEIPT), AND ONLY TO THE ESCROW AGENT, ALL FUNDS RECEIVED FROM THE PURCHASERS IN THE PUBLIC OFFERING (WITHOUT DEDUCTION FOR ANY COMMISSION OR CONCESSION), IN COMPLIANCE WITH RULE 15c2-4 UNDER THE 1934 ACT AND A CONFIRMATION OR A RECORD OF EACH SALE WHICH SHALL SET FORTH THE NAME, RESIDENCE ADDRESS AND SOCIAL SECURITY NUMBER OF EACH INDIVIDUAL PURCHASER, THE NUMBER OF




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UNITS PURCHASED AND, IF THERE SHALL BE MORE THAN ONE REGISTERED OWNER, WHETHER
THE CERTIFICATE OR CERTIFICATES EVIDENCING THE UNITS PURCHASED ARE TO BE ISSUED TO THE PURCHASERS IN JOINT TENANCY OR OTHERWISE. On the Closing Date, you shall report in writing to the Company the number of Units which have been sold in each state and the number of persons in each state who purchased Units from you. Any sale may be rejected by the Company and, if so rejected, all funds paid by the purchaser which have been received by the Escrow Agent from you, shall be returned to the purchaser by the Escrow Agent. In such event, the Escrow Agent shall return to the purchaser (within 5 business days after notification of rejection) the full purchase price paid for the Units subscribed for by the purchaser.

     8. Escrow of Proceeds. The proceeds from the sale of the minimum of 25,000 Units in the Public Offering consisting of $200,000 will be escrowed (the "Escrow Deposit"). If the Escrow Deposit has not been deposited with the Escrow Agent within 120 days from the date of the Prospectus and any extension thereto, the full amount paid will be refunded to the purchaser by the Escrow Agent. No certificate evidencing the Units will be issued unless and until the Escrow Deposit has been deposited with the Escrow Agent and such funds released and the net proceeds thereof delivered to the Company at the Closing. If the Escrow Deposit is deposited within the time period provided above, all amounts to be deposited will be delivered to the Company. No commission will be paid by the Company to you unless and until the Escrow Deposit shall have been deposited with the Escrow Agent and such funds releases and the net proceeds thereof delivered to the Company.

     9. Form of Payment of Subscriptions. PAYMENTS FOR ALL 625,000 UNITS SHALL ACCOMPANY ALL CONFIRMATIONS AND APPLICATIONS, AND SHALL BE DELIVERED TO THE ESCROW AGENT. All checks and other orders for payment of subscriptions to Units in the Public Offering shall be made payable to: "Global Outdoors, Inc., Escrow Account."

    10. Expenses of Sale. The Company will pay all expenses incident to the performance of its obligations, including but not limited to the fees and expenses of the Company's counsel and accountants and the cost of qualifying the offer and sale of the securities in various states or obtaining an exemption from state registration requirements. Except as may be reimbursed or paid to you under Paragraph 6(b) hereof, you will pay all expenses incident to your obligations including your expenses directly related to the offering of the shares and your counsel fees.

    11. Conditions of Your Obligations. Your obligations hereunder shall be subject to the accuracy of and compliance with, as of the date hereof and on the Closing Date, of the representations and warranties contained in Paragraphs 2, 4 and 5 hereof, to the performance by the Company of its obligations hereunder required to be performed on or before the Closing Date, and to the following further conditions:

         (a) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and the Company has adequate





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authorization and has taken all action necessary to authorize the indemnification provisions contained in Paragraph 13 herein; and

         (b) To the best of the knowledge of Richard K. Dickson II, counsel to the Company, there is not in existence, pending or threatened any action, suit or proceeding to which the Company is a party, except as set forth in the Prospectus, before any court or governmental agency or body, which might, if decided adversely, affect the subject matter of this Agreement or the financial condition, business or prospects of the Company.

    12. Conditions to Company's Obligations. The obligations of the Company shall be subject to the accuracy as of the date hereof and on the Closing Date of the representations and warranties contained in Paragraph 3 hereof, to the performance by you of your obligations hereunder required to be performed on or before the Closing Date. It is understood and agreed that neither you nor any of your representatives nor any other Broker-Dealer is authorized to make any representations on behalf of the Company other than those contained in the Offering Circular or to act as the agent of the Company in any other capacity except as expressly set forth herein, and you shall deliver to the Company on the Closing Date a certificate executed by a responsible officer of your firm to the effect that you have complied with the foregoing to the best of the knowledge of the officer executing the certificate.

    13.  Indemnification.

         (a) The Company will indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Act, the various state securities acts or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Prospectus, any other offering documentation prepared on behalf of the Company or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, in any other offering documentation prepared on behalf of the Company or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof.

     The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, your officers and directors, and each person, if any who "controls" you within the meaning of the Act.

         (b) You will indemnify and hold harmless the Company against any losses, claims, damages, liabilities, joint or several, to which any of them may become subject, under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect





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thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, in any other offering documentation prepared on behalf of the Company or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus, in any other offering documentation prepared on behalf of the Company or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof. You also will reimburse the Company for such legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action as to which you are required to indemnify the Company.

     The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to benefit of, the officers, directors and each person, if any, who "controls" the Company within the meaning of the Act.

         (c) Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified personal shall, if a claim in respect thereof is to be made against the indemnifying party under such subparagraph, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement hereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party but satisfactory to such indemnified party, and after the indemnified party shall have received notice from the agreed upon counsel that the defense under such paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable cost of investigation.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for above is for any reason held by a court of competent jurisdiction to be unenforceable as to the Company or you, the Company and you shall contribute to the aggregate losses and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceedings or any claims asserted which would have been covered by the foregoing indemnification provisions to which the Company and you may be subject in such proportion so that you shall be responsible for that portion represented by the percentage that the aggregate amounts received by you pursuant to Section 6 of the Agreement bear to the aggregate of the capital contribution made to the Company, the Company is responsible for the balance; provided, however, that in no case shall you be responsible for any amount in excess of the fees paid to you pursuant to Section 6 of this Agreement.





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    14.  Representation and Agreements to Survive Delivery.  All representation, warranties, and agreements of the Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Paragraph 13 hereof, shall survive the delivery, execution and Closing hereof and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person, the Company, or any of its officers, directors, partners, or any controlling persons, and shall survive delivery of the Units hereunder. The indemnification and contribution provisions of Paragraph 13 hereof are in addition to any and all remedies or rights any of the parties hereto may have, including the right to sue and recover damages for any breach of any representation, warranty or covenant made or given by one or more parties to any other party.

    15. Termination. You shall have the right to terminate this Agreement by giving notice as hereinafter specified any time at or prior to the Closing Date if:

         (a) The Company shall have failed, refused, or been unable to fully comply with any of the provisions of this Agreement its parts to be performed prior to the Closing Date, or if any of the agreements, conditions, covenants, representations or warranties of the Company herein contained should have been performed or fulfilled within the times specified;

         (b) Prior to the Closing Date, the Congress of the United States or any state legislative body passes any act or measure, or any order, rule or regulation is adopted by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed in good faith by you to have a material impact on the markets for securities in general, or if a general banking moratorium should have been declared;

         (c) Prior to the Closing Date, there should have occurred the outbreak of any war or any other event or calamity which, in your reasonable judgement, materially disrupts the financial markets of the United States; or

         (d) Prior to the Closing Date, any materially adverse change occurs, since the date of this Agreement, in the conditions (financial or other), business, operations, income, properties, earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

     If you elect to terminate this Agreement the Company shall be notified promptly by you by telephone or telegram, and confirmed by letter.

    16. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed by you at your address listed below and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to it at the address contained in the Prospectus. You or the Company may change such address for receiving notices by written notice to the other parties.





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    17.  Parties.  This Agreement shall inure to the benefit of and be binding upon you, the Company and each of your and its respective successors and assigns and, if expressly applicable, its affiliates. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, affiliates, and the controlling persons, officers and directors referred to in Paragraph 13, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, and their respective successors, assigns, affiliates, and said controlling persons and officers and directors and for the benefit of no other person or corporation. No purchaser of any of the Units from you shall be construed a successor or assign by reason merely of such purchase.

    18. Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

    19. Captions. The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

    20. Applicable Law. This Agreement shall be governed by and construed under Colorado law.

    21. Prior Agreements. This Agreement supersedes all prior agreements, oral or written, covering the same subject matter.





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     If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        GLOBAL OUTDOORS, INC.



                                        By: _____________________________
                                            Richard K. Dickson II,
                                            General Counsel



                                        ACCEPTED AS OF THE DATE FIRST
                                        ABOVE WRITTEN:



                                        _________________________________
                                             Selected Broker-Dealer



                                        By: _____________________________
                                              Authorized Representative



                                        _________________________________
                                                  Street Address



                                        _________________________________
                                              City, State, Zip Code





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